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                                                                 EXHIBIT 8(f)(2)

Founders Asset Management, Inc.
2930 East Third Avenue
Denver, CO 80206

Premier Mutual Fund Services, Inc.
60 State Street, Suite 1300
Boston, MA 02109

Ladies and Gentlemen:

Effective from and after the consummation of the transactions contemplated by the Agreement and Plan of Reorganization dated as of December 11, 1997, pursuant to which Founders Asset Management, Inc. has agreed to merge with a subsidiary of Mellon Bank, N.A. (the "Effective Time"), we hereby consent to the assignment by Founders Asset Management, Inc. ("Founders") of the agreement(s) (the "Agreement") between Founders and us to Premier Mutual Fund Services, Inc. ("Premier"). Upon any termination of the Agreement as the result of such assignment, we agree, from and after the Effective Time, that the terms of the Agreement shall be deemed to be in full force and effect, except that Premier shall replace Founders as the party to the Agreement. Notices in the future should be sent to Premier Mutual Fund Services, Inc., 60 State Street, Suite 1300, Boston, MA 02109, Attention: President, with a copy to General Counsel.

Very truly yours,



The Variable Annuity Life Insurance Company
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     (Print or Type Name of Institution)

By: /s/ CYNTHIA A. TOLES                                  1/23/98
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        (Authorized Signature)                            (Date)



Cynthia A. Toles
Senior Associate General Counsel and Secretary
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    (Print or Type Name and Title)


Premier Mutual Fund Services, Inc. agrees, effective from and after the Effective Time, to be deemed a party to, and to be bound by the terms of, and the Agreement as if it had been named in place of Founders Asset Management, Inc. therein.

PREMIER MUTUAL FUND SERVICES, INC.


By:  /s/ [ILLEGIBLE]                                      4/1/98
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    (Authorized Signature)                                (Date)